Exhibit 5.1

Michael E. Tenta T: +1 650 843 5636 mtenta@cooley.com

December 9, 2014

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

Ladies and Gentlemen:

We have acted as counsel to XOMA Corporation, a Delaware corporation (the “Company”), and you have requested our opinion in connection with the sale and issuance by the Company of up to 8,097,165 shares (the “Shares”) of the Company’s common stock, par value $0.0075 par value per share (the “Common Stock”) together with the Warrants (the “Warrants”) to purchase up to an additional 8,097,165 shares of Common Stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-191078) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related Prospectus included therein and the Prospectus Supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and Prospectus Supplement included therein, the form of Warrant to be filed as an exhibit to a current report of the Company on Form 8-K, the Company’s Certificate of Incorporation, as amended, and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance.

We have also assumed that the Warrants and Warrant Shares will be sold at the price established by the Board of Directors of the Company or a pricing committee thereof in accordance with Section 153 of the General Corporation Law of the State of Delaware (the “DGCL”) and at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, of the Company and/or antidilution adjustments to outstanding securities of the Company, including the Warrant Shares, cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinion herein is expressed solely with respect to the DGCL and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such

3175 Hanover Street, Palo Alto, CA 94304 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

XOMA Corporation

December 9, 2014

Page Two

enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

Sincerely,

COOLEY LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

3175 Hanover Street, Palo Alto, CA 94304 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com